UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): August 14, 2020

AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	ARL	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On August 14, 2020, American Realty Investors, Inc. (“ARL” or the “Company”) announced its operational results for the quarter ended June 30, 2020. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated August 14, 2020

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 14, 2020

AMERICAN REALTY INVESTORS, INC.

	By:	/s/ Daniel J. Moos
Daniel J. Moos
President
and Chief Executive Officer

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Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: American Realty Investors, Inc. Investor Relations Daniel Moos (469) 522-4200 investor.relations@americanrealtyinvest.com

American Realty Investors, Inc. reports Earnings for Q2 2020

DALLAS (August 14, 2020) - American Realty Investors, Inc. (NYSE:ARL) is reporting its results of operations for the quarter ended June 30, 2020. For the three months ended June 30, 2020, The Company reported a net loss applicable to common shares of $2.3 million or $0.14 per diluted share, compared to a net loss applicable to common shares of $2.8 million or $0.17 per diluted share for the same period in 2019.

COVID-19

The Company continues to closely monitor the impact of the COVID-19 pandemic on all aspects of its business. COVID-19 did not have a significant on the Company’s results of operations or cash flows during the three months ended June 30, 2020.

  The Company collected approximately 97% of its second quarter rents, comprised of approximately 95% from multi-family tenants and approximately 98% from office tenants.
  The Company did not grant any abatements or significant deferments of rents.
  Occupancy at its non-lease up properties remains stable at 87% at June 30, 2020 in comparison to 89% at June 30, 2019.
  The Company continued to obtain positive leasing spreads for new leases and renewals at it properties.
  Ongoing development projects continued during the quarter unabated without work stoppages. In addition, the Company is evaluating several new development projects.

  The future impact of COVID-19 on the Company’s business and financial activities will depend on future developments, which at this stage are unpredictable considering the fluctuations of COVID-19 outbreaks and the resulting changes in the markets.

  Financial Results

  Rental and other property revenues were $11.9 million for the three months ended June 30, 2020 and 2019. For the quarter ended June 30, 2020, the Company generated revenues of $7.9 million and $4.0 million from its commercial and residential segments, respectively.

  Property operating expenses decreased to $5.8 million for the three months ended June 30, 2020 from $7.3 million for the same period in 2019. The decrease of $1.5 million in property operating expenses was primarily due to a reduction in property taxes and maintenance costs.

  General and administrative expense decreased to $1.7 million for the three months ended June 30, 2020 from $2.4 million for the same period in 2019. The decrease of $0.7 million in general and administrative expenses was primarily due to a reduction in professional fees.

  Interest income decreased to $5.3 million for the three months ended June 30, 2020 from $6.5 million for the same period in 2019. The decrease of $1.2 million in interest income was primarily due to a decrease in notes receivable from related parties.

  Other income decreased to $2.8 million for the three months ended June 30, 2020 from $3.4 million for the same period in 2019. The decrease of $0.6 million in other income was primarily due to a decrease in tax incentive finance proceeds.

  Foreign currency transaction was a loss of $5.6 million for the three months ended June 30, 2020 as compared to a loss of $2.3 million for the same period in 2019. The increase is foreign currency loss was due to a decrease in the exchange rate from U.S. Dollars to the Israel Shekel offset in part by a reduction in the bonds outstanding.

  Loss from unconsolidated investments was $0.7 million for the three months ended June 30, 2020, compared to a loss of $0.2 million for the same period in 2019. The increase in loss from unconsolidated investments during the quarter was primarily due to an increase in depreciation and amortization expense related to the VAA Joint Venture.

  Gain on land sales was $5.3 million for the three months ended June 30, 2020, compared to $2.1 million for the same period in 2019. In the current period the Company sold approximately 25.9 acres of land for an aggregate sales price of $6.6 million which resulted in a gain of $5.3 million. For the same period in 2019, the Company sold approximately 41.6 acres of land for an aggregate sales price of $7.6 million which resulted in a gain of $2.5 million.

  About American Realty Investors, Inc.

  American Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, shopping centers, and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. The Company also holds mortgage receivables. The Company’s primary asset and source of its operating results is its investment in Transcontinental Realty Investors, Inc. (NYSE:TCI). For more information, visit the Company’s website at www.americanrealtyinvest.com.

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  AMERICAN REALTY INVESTORS, INC.

  CONSOLIDATED STATEMENTS OF OPERATIONS

  (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
	(dollars in thousands, except per share amounts)
Revenues:
Rental and other property revenues (including $280 and $202 for the three months and $546 and $413 for the six months ended 2020 and 2019, respectively, from related parties)	$11,947	$11,840	$23,865	$23,769

Expenses:
Property operating expenses (including $254 and $246 for the three months ended and $496 and $504 for the six months ended 2020 and 2019, respectively, from related parties)	5,810	7,323	12,120	13,320
Depreciation and amortization	3,418	3,439	6,812	6,548
General and administrative (including $765 and $985 for the three months ended and $1,898 and $2,582 for the six months ended 2020 and 2019, respectively, from related parties)	1,669	2,419	4,464	5,024
Franchise taxes and other expenses	—	585	1,496	585
Net income fee to related party	112	90	198	190
Advisory fee to related party	2,241	2,361	4,528	4,214
Total operating expenses	13,250	16,217	29,618	29,881
Net operating loss	(1,303)	(4,377)	(5,753)	(6,112)

Other income (expenses):
Interest income (including $5,129 and $6,207 for the three months ended and $9,755 and $12,304 for the six months ended 2020 and 2019, respectively, from related parties)	5,284	6,505	11,038	12,658
Other income	2,794	3,364	4,006	7,031
Mortgage and loan interest (including $1,543 and $2,385 for the three months ended and $3,458 and $4,692 for the six months ended 2020 and 2019, respectively, from related parties)	(9,071)	(9,408)	(18,673)	(19,376)
Foreign currency transaction (loss) gain	(5,599)	(2,325)	2,244	(8,143)
Equity loss from VAA	(735)	(236)	(1,111)	(1,291)
Earnings from unconsolidated subsidiaries and investees	16	173	132	231
Total other income (expenses)	(7,311)	(1,927)	(2,364)	(8,890)
Income (loss) before gain on land sales, non-controlling interest, and taxes	(8,614)	(6,304)	(8,117)	(15,002)
Loss on sale of income producing properties	—	(80)	—	(80)
Gain on land sales	5,339	2,517	9,477	4,733
Net income (loss) before taxes	(3,275)	(3,867)	1,360	(10,349)
State income tax expense	(49)	—	(296)	—
Net income (loss)	(3,324)	(3,867)	1,064	(10,349)
Net (income) loss attributable to non-controlling interest	1,018	1,089	(424)	1,424
Net income (loss) attributable to American Realty Investors, Inc.	(2,306)	(2,778)	640	(8,925)
Net income (loss) applicable to common shares	$(2,306)	$(2,778)	$640	$(8,925)

(Loss) earnings per share - basic
Net income (loss)	$(0.21)	$(0.24)	$0.07	$(0.65)
Net income (loss) applicable to common shares	$(0.14)	$(0.17)	$0.04	$(0.56)

(Loss) earnings per share - diluted
Net income (loss)	$(0.21)	$(0.24)	$0.07	$(0.65)
Net income (loss) applicable to common shares	$(0.14)	$(0.17)	$0.04	$(0.56)

Weighted average common shares used in computing earnings per share	15,997,076	15,997,076	15,997,076	15,997,076
Weighted average common shares used in computing diluted earnings per share	15,997,076	15,997,076	15,997,076	15,997,076

Amounts attributable to American Realty Investors, Inc.
Net income (loss)	$(3,324)	$(3,867)	$1,064	$(10,349)
Net income (loss) applicable to American Realty Investors, Inc.	$(2,306)	$(2,778)	$640	$(8,925)

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  AMERICAN REALTY INVESTORS, INC.

  CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$484,639	$469,997
Real estate subject to sales contracts at cost	6,307	7,966
Less accumulated depreciation	(96,002)	(90,173)
Total real estate	394,944	387,790

Notes and interest receivable (including $110,827 in 2020 and $106,081 in 2019 from related parties)	180,146	169,299
Less allowance for estimated losses (including $12,557 and $13,099 in 2020 and 2019 from related parties)	(12,557)	(13,099)
Total notes and interest receivable	167,589	156,200

Cash and cash equivalents	42,461	51,228
Restricted cash	30,114	32,083
Investment in VAA	52,773	59,148
Investment in other unconsolidated investees	8,639	8,507
Receivable from related party	75,923	85,996
Other assets	55,846	49,689
Total assets	$828,289	$830,641

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$263,325	$254,873
Bond and interest payable	218,216	229,722
Deferred revenue (including $25,660 in 2020 and $24,762 in 2019 to related parties)	25,660	24,762
Accounts payable and other liabilities (including $12,267 in 2020 and $11,817 in 2019 to related parties)	23,508	24,768
Total liabilities	530,709	534,125

Shareholders’ equity:

Preferred stock, Series A: $2.00 par value, authorized 15,000,000 shares, issued 614 and outstanding 1,800,614 in 2020 and 2019 (liquidation preference $10 per share), including 1,800,000 shares held by ARL and its subsidiaries in 2020 and 2019.	5	5
Common stock, $0.01 par value, 100,000,000 shares authorized; 16,412,861 shares issued and 15,997,076 outstanding as of 2020 and 2019, including 140,000 shares held by TCI (consolidated) in 2020 and 2019.	164	164
Treasury stock at cost; 415,785 shares in 2020 and 2019, and 140,000 shares held by TCI (consolidated) as of 2020 and 2019.	(6,395)	(6,395)
Paid-in capital	82,017	82,017
Retained earnings	164,348	163,708
Total American Realty Investors, Inc. shareholders' equity	240,139	239,499
Non-controlling interest	57,441	57,017
Total shareholders' equity	297,580	296,516
Total liabilities and shareholders' equity	$828,289	$830,641